Exhibit 10.1

                            ARTICLES OF AMENDMENT
                                      OF
                          ARI NETWORK SERVICES, INC.

        On November 19, 1997, in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution to amend the articles of incorporation of ARI Network Services, Inc. was duly adopted:

        RESOLVED, that the Company effect a 1-for-4 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock to be effected by amending Paragraph 4.1 of the Amended and Restated Articles of Incorporation of ARI Network Services, Inc. to read as follows:

        4.1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class of par value and the par value thereof per share shall be as follows:


     Designation                Par Value               Authorized
      of Class                  Per Share            Number of Shares

Common Stock                     $ .001                  25,000,000
Preferred Stock                  $ .001                   1,000,000



        Upon filing of the Articles of Amendment with the Department of Financial Institutions, each share of Common Stock issued at that time shall automatically be reclassified and changed into one-fourth (1/4) of one share of Common Stock. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected by this paragraph, the Company shall issue to any shareholder that would otherwise receive fractional shares one (1) additional share of Common Stock.

                        Executed in duplicate this 19th day of November, 1997.

                        ARI NETWORK SERVICES, INC.



                        By:
                           -------------------------------------------------
                           Brian E. Dearing,
                           Chairman, President and Chief Executive Officer


This instrument was drafted by:

Larry D. Lieberman
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202